EXHIBIT 10.1

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                                d/b/a SHOPBIZ.COM






                                Exhibit No. 10.1
                        Specimen Form of Promissory Note
                      Issued Pursuant to Funding Agreements
                            with Schedule of Lenders

Date: *, 1999
Amount: $*

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                                d/b/a Shopbiz.com
                            (A Colorado Corporation)

                                 PROMISSORY NOTE
                                 ---------------

THE ISSUE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

                                 ---------------

     Mediacomm Broadcasting Systems, Inc., a corporation duly organized and existing under the laws of the State of Colorado, d/b/a Shopbiz.com (hereinafter referred to as "Shopbiz.com" or "Maker"), for value received, hereby promises to pay to the following person (the "Lender"):

     *

the principal sum of * dollars ($*), as loaned by the Lender to the Maker as set forth in the Funding Agreement of even date herewith and incorporated herein (the "Funding Agreement"), in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, on the terms and at the time hereinafter provided.

     This Note is subject to the terms and conditions of the Funding Agreement and any inconsistencies between this Note and the Funding Agreement shall be governed by the Funding Agreement. This Note is also subject to the following further terms and provisions:

     1. Payment of Principal and Interest. The outstanding principal amount of this Note, which amount shall be equal to the funds loaned by Lender to the Maker hereunder and not otherwise repaid pursuant hereto, together with all interest then accrued shall be due and payable on the date of the initial release of funds under the registration statement (the "Registration Statement") filed by the Company pursuant to the Funding Agreement or one year from the date hereof, whichever shall first occur (the "Due Date"). Interest on the outstanding principal shall accrue at the rate of ten percent (10%) per annum from the date of delivery of such principal funds by the Lender. All interest shall be calculated on the basis of a 365-day year, counting the actual number of days elapsed from the date the principal amount is delivered to the Maker through the Due Date. Interest on any overdue payments of principal and interest due hereunder shall accrue and be payable at the rate of twelve percent (12%) per annum, based on the actual number of days elapsed from the date such principal or interest payment was due to the date of actual payment.

     2. Prepayment. This Note is subject to prepayment, in whole or in part, at any time upon not less than 30 days notice by registered mail at the election of the Maker. Prepayment shall be effected by paying the amount equal to the outstanding principal amount of this Note, plus all interest accrued to the date of prepayment. During the 30 days following the date of any notice of prepayment, the holder shall have the right to convert this Note to the common stock of the Maker, on the terms and conditions provided for in paragraph 2 above.

     3. Satisfaction and Discharge of Note. This Note shall cease to be of further effect when:

          a. The Maker has paid or caused to be paid all sums payable hereunder by the Maker, including all outstanding principal amounts and interest accrued under the Note; and

          b. All the conditions precedent herein provided for relating to the satisfaction and discharge of this Note have been complied with.

     4. Events of Default. "Event of Default," when used herein, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administration or government body or be caused by the provisions of any paragraph herein means any one of the following events:

          a. Default in the payment of any principal or interest on this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          b. Default in the performance or breach of any covenant or warranty of the Maker in this Note (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 30 days after there has been given to the Maker by registered or certified mail, by the holder of this Note, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

          c. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker a bankrupt or insolvent under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee (or other similar official) of the Maker or of any substantial part of its property , or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          d. The institution by the Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law; or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (or other similar official) of the Maker or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action; or

          e. Any material breach of the representations or warranties of the Maker in, the Funding Agreement, or any material default of the Maker of the terms and conditions of the Funding Agreement.

     5. Conversion to Shares on Default. As an alternative to any remedy available to the Lender under law or equity in the event of the failure of the Maker to have paid or to pay the principal and interest due hereunder by or on *, 2000, then, on and after that date, until such the time said principal and interest shall have been paid, the Lender shall have the option to convert all or any portion of the amount due on this Note on the date of conversion into shares of the common stock of the Maker at the rate of $0.10 per share of common stock.

     6. Acceleration of Maturity. If an Event of Default occurs and is continuing then, in every such case, the holder of this Note may declare the outstanding principal of this Note to be due and payable immediately, by a notice in writing to the Maker of such default, and upon any such declaration, such principal shall become immediately due and payable. At such time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the holder, the holder of this Note, by written notice to the Maker, may rescind and annul such declaration and its consequences, if all Events of Default, other than the nonpayment of the principal of this Note which has become due solely by such acceleration, has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     7. Restrictions. The Lender, by acceptance hereof, represents and warrants as follows:

          a. The Note is being acquired for the Lender's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Note or any interest therein without registration, or an applicable exemption from registration, or other compliance under the Act, or any state securities law, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

          b. The Lender knows and understands that the Note has not been registered under the Act, or any state securities laws, and the Maker is under no obligation to register the Note under the Act or such state securities laws.

     8. Non-Negotiability and Assignment. This Note is non-negotiable and is assignable by the Lender only with the prior written consent of the Maker.

     9. Presentment Waiver. The Maker, and guarantors hereof, if any, severally waive presentment for payment, protest, and notice of protest and of nonpayment of this Note.

                                       Mediacomm Broadcasting Systems, Inc.
                                       d/b/a Shopbiz.com

                                       By

                       Schedule of Promissory Note Holders
                       -----------------------------------


Name                      Date                 Amount         Due Date
----                      ----                 ------         --------

Business Development
Corporation              August 6, 1999        $45,000        August 6, 2000


Earnest Mathis IRA
Rollover                 August 6, 1999        $25,000        August 6, 2000


Mathis Family Partners   August 6, 1999        $20,000        August 6, 2000


Summer Breeze, LLC       August 6, 1999        $45,000        August 6, 2000


David N. Nemelka         September 1,          $45,000        September 1, 2000
                         1999

David's Odyssey, LLC     September 30,         $45,000        September 30,
                         1999                                  2000